UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 10, 2009
EXTERRAN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33666	74-3204509

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16666 Northchase Drive,	77060
Houston, Texas

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 836-7000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Second Amended and Restated Omnibus Agreement
     In connection with the conveyances, contributions and distributions of specified assets contemplated by the Contribution, Conveyance and Assumption Agreement dated October 2, 2009 (the “Contribution Agreement”), as described in the Current Report on Form 8-K filed on October 5, 2009 by Exterran Holdings, Inc. (“Exterran” or “we”), on November 10, 2009, we entered into a Second Amended and Restated Omnibus Agreement with Exterran Energy Solutions, L.P., Exterran GP LLC (“GP LLC”), Exterran General Partner, L.P. (“GP”), EXLP Operating LLC and Exterran Partners, L.P. (the “Partnership”). The Second Amended and Restated Omnibus Agreement amends and restates the First Amended and Restated Omnibus Agreement, dated as of August 20, 2007 and as amended on July 30, 2008, and governs several relationships between us and the Partnership on the same terms as the First Amended and Restated Omnibus Agreement, including:
1.	Certain agreements not to compete between us and our affiliates, on the one hand, and the Partnership and its affiliates, on the other hand;

2.	Our obligation to provide all operational staff, corporate staff and support services reasonably necessary to run the Partnership’s business and the Partnership’s obligation to reimburse us for the provision of such services, subject to certain limitations;

3.	The terms under which we, the Partnership and our respective affiliates may transfer compression equipment to meet compression services obligations;

4.	The terms under which the Partnership may purchase newly-fabricated compression equipment from our affiliates;

5.	Our licensing of certain intellectual property to the Partnership, including our and the Partnership’s logos; and

6.	The Partnership’s obligation to indemnify us for certain liabilities, and our obligation to indemnify the Partnership for certain liabilities.
     The Second Amended and Restated Omnibus Agreement amends the First Amended and Restated Omnibus Agreement to (1) increase the cap on the Partnership’s reimbursement of selling, general and administrative costs we allocate to the Partnership based on such costs we incur on behalf of the Partnership from $6.0 million per quarter to $7.6 million per quarter (after taking into account such costs that the Partnership incurs and pays directly) and (2) extend the term of the Partnership’s cap on its obligation to reimburse us for selling, general and administrative costs and operating costs we incur on its behalf for an additional year such that the caps will terminate on December 31, 2010.
Relationships
     Each of the parties to the Second Amended and Restated Omnibus Agreement other than us is our direct or indirect subsidiary. As a result, certain individuals, including officers and directors of Exterran and GP LLC, serve as officers and/or directors of more than one of such entities. Also, we hold a 2% general partner interest and incentive distribution rights in the Partnership through our indirect ownership of GP, the general partner of the Partnership.
Item 8.01 Other Events
     On November 10, 2009, we announced the closing of the transaction contemplated by the Contribution Agreement and described in Item 1.01 above. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

99.1	Press release of Exterran Holdings, Inc. and Exterran Partners, L.P., dated November 10, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN HOLDINGS, INC.
November 10, 2009	By:	/s/ J. Michael Anderson
J. Michael Anderson
Senior Vice President, Chief Financial Officer and Chief of Staff

Exhibit Index

Exhibit No.	Description

99.1	Press release of Exterran Holdings, Inc. and Exterran Partners, L.P., dated November 10, 2009